CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-4 of The Prudential Variable Contract Account-24 and The Prudential Variable Contract Account-11 (“Registration Statement”) of our reports dated April 18, 2019, relating to the financial statements of the subaccounts listed in Appendix A, which appear in such Registration Statement. We also consent to the use in this Registration Statement of our report dated March 22, 2019, relating to the consolidated financial statements of The Prudential Insurance Company of America and its subsidiaries, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

  New York, NY

  April 18, 2019

Appendix A

•	Prudential Equity Portfolio (Class I)
•	Prudential Diversified Bond Portfolio
•	Prudential Flexible Managed Portfolio
•	Prudential Conservative Balanced Portfolio
•	Prudential Stock Index Portfolio
•	Prudential Global Portfolio
•	Prudential Government Income Portfolio
•	Prudential Government Money Market Portfolio